Exhibit 10.2

MICRON TECHNOLOGY, INC.

2025 EQUITY INCENTIVE PLAN

1.Purposes of the Plan. The purposes of this Plan are:

•to attract and retain the best available personnel for positions of substantial responsibility,

•to provide additional incentive to Employees, Directors and Consultants, and

•to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Performance Awards.

2.Definitions. As used herein, the following definitions will apply:

2.1.“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2.“Affiliate” means any Subsidiary or Parent of the Company, or an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with, the Company, as determined by the Administrator. The Administrator will consider Section 409A and the rules for Incentive Stock Options, to the extent applicable, when granting and administering Awards to Service Providers of Affiliates that are not the Company or a Subsidiary or Parent of the Company.

2.3.“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.4.“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock‑Based Awards or Performance Awards.

2.5.“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.6.“Board” means the Board of Directors of the Company.

2.7.“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, consulting, severance or similar agreement, if any, between such Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Agreement, “Cause” shall mean any of the following acts by the Participant, as determined by the Administrator: (a) the commission by the Participant of, or the Participant’s pleading guilty or nolo contendere to, a felony or a crime involving moral turpitude (including pleading guilty or nolo contendere to a felony or lesser charge which results from plea bargaining), whether or not such felony, crime or lesser offense is connected with the business of the Company or any of its Affiliates; (b) the Participant’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment, whether or not such act was committed in connection with the business of the Company or any of its Affiliates; (c) the willful and repeated failure by the Participant to follow the lawful directives of the Board or the Participant’s supervisor; (d) any material violation of the Company’s written policies; (e) any intentional misconduct by the Participant in connection with the Company and any of its Affiliate’s business or relating to the Participant’s duties, or any willful violation of any laws, rules or regulations; or (f) the Participant’s material breach of any employment, severance, non-competition, non-solicitation, confidential information, or restrictive covenant agreement, or similar agreement, with the Company or an Affiliate. The determination of the Administrator as to the existence of “Cause” shall be conclusive on the Participant and the Company.

2.8.“Change in Control” means the occurrence of any of the following events:

(a)    individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; or

(b)    any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (A) more than 50% of the then-outstanding shares of common stock of the Company (“Company Common Shares”) or (B) securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change in Control: (i) an acquisition directly from the Company, (ii) an acquisition by the Company or a Subsidiary, (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iv) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (c) below); or

(c)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Shares and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Shares and the outstanding Company Voting Securities, as the case may be, and (ii) no person (other than (A) the Company or any Subsidiary, (B) the Surviving Corporation or its ultimate parent corporation, or (C) any employee benefit plan or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of more than 50% of the total common stock or more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (iii) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non‑Qualifying Transaction”); or

(d)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for purposes of clarity, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.9.“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10.“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 of the Plan.

2.11.“Common Stock” means the common stock of the Company.

2.12.“Company” means Micron Technology, Inc., a Delaware corporation.

2.13.“Consultant” means any natural person, including an advisor, engaged by the Company or any of its Affiliates to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.14.“Director” means a member of the Board.

2.15.“Disability” or “Disabled” means, with respect to a Participant, the applicable authorized party under the long-term disability plan (the “LTD Plan”) maintained by the Participant’s employer (either the Company or an Affiliate) has provided written notification that the Participant qualifies for disability benefits under the LTD Plan (a “Disability Notice”). If the Participant is not eligible for disability benefits under any applicable LTD Plan, then the Participant shall not qualify as Disabled under this Plan.

2.16.“Dividend Equivalent” means a right granted with respect to an Award, as provided in Section 25 of the Plan.

2.17.“Effective Date” means October 10, 2024.

2.18.“Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director’s fee by the Company or any Affiliate will be sufficient to constitute “employment” by the Company.

2.19.“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.20.“Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced. An Exchange Program may be implemented under the Plan only following stockholder approval of a Plan amendment authorizing the Exchange Program, which approval satisfies Applicable Laws (for example, but not limited to, approval by the holders of a majority of the Shares represented in person or by proxy at a meeting of the stockholders of the Company at which a quorum is present). Subject to the preceding requirement of stockholder approval, the Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

2.21.“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of a Share determined as follows: the rules and regulations promulgated thereunder.

(a)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock on the last Trading Day before the date of determination as quoted on such exchange or system on the date of determination, as reported by Bloomberg or such other source as the Administrator deems reliable;

(b)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported by Bloomberg or such other source as the Administrator deems reliable; or

(c)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the foregoing, for purposes of determining the fair market value of any Shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of withholding for Tax-Related Items (or other amounts required by Applicable Laws) may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

2.22.“Fiscal Year” means the fiscal year of the Company.

2.23.“Full Value Award” means a grant under the Plan of Restricted Stock, Restricted Stock Units, Performance Awards or Other Stock-Based Awards. Options and Stock Appreciation Rights do not constitute Full Value Awards.

2.24.“Good Reason,” with respect to an Award, shall have the meaning, if any, given such term in the applicable Award Agreement. If not defined in the applicable Award Agreement, the term “Good Reason” as used herein shall not apply to such Award.

2.25.“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422.

2.26.“Inside Director” means a Director who is an Employee.

2.27.“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.28.“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.29.“Option” means a stock option granted pursuant to the Plan.

2.30.“Other Stock-Based Award” means a right, granted to a Participant under Section 11 of the Plan that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.31.“Outside Director” means a Director who is not an Employee.

2.32.“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.33.“Participant” means the holder of an outstanding Award.

2.34.“Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10 of the Plan.

2.35.“Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on a Participant’s continued service (including specified types of service, such as in the capacity of an Employee), the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.36.“Plan” means this Micron Technology, Inc. 2025 Equity Incentive Plan, as may be amended from time to time.

2.37.“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

2.38.“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the fair market value of one Share, granted pursuant to Section 9 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.39.“Rule 16b‑3” means Rule 16b‑3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to the Plan.

2.40.“Section 16b” means Section 16(b) of the Exchange Act.

2.41.“Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.42.“Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.43.“Service Provider” means an Employee, Director or Consultant.

2.44.“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

2.45.“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 of the Plan is designated as a Stock Appreciation Right.

2.46.“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.47.“Tax-Related Items” means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the United States (including, without limitation, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes and any other taxes required by Applicable Laws to be withheld and any employer tax liability for which the Participant is liable.

2.48.“Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.49.“U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.Stock Subject to the Plan.

3.36.Number of Shares. Subject to adjustment as provided in Section 15.1 of the Plan, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 48,575,795. Subject to the Share counting rules of Section 3.2 of the Plan, the number of Shares available for future grants of Awards will be reduced by one Share for each Share subject to an Award granted under the Plan.

3.37.Share Counting. In determining the number of Shares available for issuance under the Plan, the following rules shall apply.

(a)If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full, then the unexercised Shares subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).

(b)If a Full Value Award is forfeited or repurchased by the Company due to a failure to vest, then the forfeited or repurchased Shares subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).

(c)Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan.

(d)Shares that have been issued under the Plan pursuant to any Award will not be returned to the Plan and will not become available for future grant or sale under the Plan; provided, however, that if unvested Shares of Full Value Awards are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant or sale under the Plan (unless the Plan is terminated).

(e)Shares used to pay the Exercise Price or purchase price of an Award and/or used to satisfy the Tax-Related Items or other withholdings related to the Award will cease to be available for future grant or sale under the Plan.

(f)To the extent an Award is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(g)No Shares purchased by the Company with proceeds received from the exercise of an Option will become available for issuance under the Plan.

3.38.Incentive Stock Option Limit. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1 of the Plan, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to this Section 3.2 of the Plan.

3.39.Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.

4.Administration of the Plan.

4.1.Procedure.

4.1.1.Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

4.1.2.Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.3.Other Administration. Other than as provided above, the Plan will be administered by (a) the Board or (b) a Committee, which Committee will be constituted to comply with Applicable Laws.

4.1.4.Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

4.2.Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a)to determine the Fair Market Value;

(b)to determine the Awards to be granted and select the Service Providers to whom Awards may be granted hereunder;

(c)to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;

(d)to approve forms of Award Agreements for use under the Plan;

(e)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that, except where the exercise of the Award would result in noncompliance with Applicable Laws, such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

(f)to implement and determine the terms and conditions of an Exchange Program, subject to stockholder approval of the Exchange Program as required in Section 2.19 of the Plan;

(g)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non‑U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non‑U.S. laws, in each case as the Administrator may deem necessary or advisable;

(i)to modify or amend each Award (subject to Section 20.3 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5 of the Plan);

(j)to allow Participants to satisfy withholding for Tax-Related Amounts (and any other required amounts required by Applicable Laws) in a manner prescribed in Section 16 of the Plan;

(k)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(l)to allow or require a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award;

(m)to determine whether Awards will be settled in Shares, cash or in any combination thereof; and

(n)to make all other determinations deemed necessary or advisable for administering the Plan.

4.3.Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

4.4.Minimum Vesting Requirements. Full Value Awards shall be either (a) subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (b) be granted solely in exchange for forgone cash compensation. Notwithstanding the foregoing, (i) the Administrator may at its discretion permit and authorize acceleration of vesting of Full Value Awards in the event of the Participant’s death, Disability, or retirement, or the occurrence of a Change in Control, (ii) the Administrator may grant Full Value Awards without the above-described minimum vesting requirements, or may permit and authorize acceleration of vesting of Full Value Awards otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering five percent (5%) or fewer of the aggregate maximum number of Shares authorized under the Plan, and (iii) this Section 4.4 shall not apply to Awards granted to Non‑Employee Directors.

4.5.Death or Disability. Except as otherwise provided in the Award Agreement, or any special Plan document governing an Award’s terms, upon a Participant ceasing to be a Service Provider by reason of his or her death or Disability:

(a)all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised that are solely subject to time-based vesting requirements shall become vested and fully exercisable as of the date of cessation of the Participant’s status as a Service Provider, and shall thereafter remain exercisable for a period of twelve (12) months or until the earlier expiration of the original term of the Option, SAR or other Award; provided, however, to the extent that an Option is exercised more than three (3) months after a Participant’s status as a Service Provider terminates by reason of his or her Disability, the Option shall be deemed to be a Nonstatutory Stock Option.

(b)all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse as of the date of cessation of the Participant’s status as a Service Provider.

(c)the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of cessation of the Participant’s status as a Service Provider based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to the Participant or his or her estate within thirty (30) days following the date of such cessation (or any later date required by Section 12 of the Plan) based upon the length of time within the performance period that has elapsed prior to the date of cessation of the Participant’s status as a Service Provider.

Except as otherwise provided in this Section 4.5, any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. Notwithstanding the foregoing, in the case of a cessation of a Participant’s status as a Service Provider by reason of his or her Disability, this Section 4.5 shall apply to such Participant only if the designated person in the Human Resources Department of the Participant’s employer (either the Company or an Affiliate) has received a copy of the Disability Notice before processing the Participant’s termination. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
4.6.Limitation on Awards.

(a)Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1 of the Plan), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 5,000,000. The maximum aggregate number of Shares covering Awards of Restricted Stock, Restricted Stock Units, Performance Awards or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 5,000,000.

(b)The maximum number of Shares subject to Awards granted during a single Fiscal Year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the Fiscal Year, shall not exceed USD 1,500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, or Other Stock-Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or of any Parent or Subsidiary of the Company.

6.Stock Options.

6.1.Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

6.2.Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.3.Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars (USD 100,000), such options will be treated as nonstatutory stock options. For purposes of this Section 6.3, incentive stock options will be taken into account in the order in which they were granted, the fair market value of the shares will be determined as of the time the option with respect to such shares is granted, and calculation will be performed in accordance with Section 422 of the Code.

6.4.Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
6.5.Option Exercise Price and Consideration.

6.5.1.Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

6.5.2.Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3.Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of, without limitation: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws; (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (h) any combination of the foregoing methods of payment.

6.6.Exercise of Option.

6.6.1.Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form and in accordance with the procedures as the Administrator may specify from time to time (which, for the avoidance of doubt, may include automatic exercise on terms specified by the Administrator) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. The Administrator, in its discretion, also may determine that an Option will be automatically exercised on terms specified by the Administrator. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan (except as provided otherwise under Section 3.2 of the Plan) and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.6.2.Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time, as is specified in the Award Agreement, in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4 of the Plan. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.3.Death of Participant. If a Participant dies while a Service Provider, the Option (to the extent vested) may be exercised by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.3, the Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider.

6.6.4.Tolling Expiration. A Participant’s Award Agreement may also provide that:

(a)if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death) would result in liability under Section 16b, then the Option will terminate on the earlier of

(i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or

(b)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.Stock Appreciation Rights.

7.1.Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

7.2.Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

7.3.Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 of the Plan will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 7.3, Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a). Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

7.4.Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.5.Term and Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 of the Plan relating to the maximum term (disregarding any special rules applicable only to Incentive Stock Options) and Section 6.6 of the Plan relating to exercise also will apply to Stock Appreciation Rights.

7.6.Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b)The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.Restricted Stock.

8.1.Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

8.2.Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. Subject to Section 4.4 of the Plan, the Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.

8.3.Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4.Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

8.5.Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6.Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

8.7.Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will not be entitled to receive dividends and other distributions paid with respect to unvested Shares. Instead, to the limited extent provided in Section 25 and only if determined by the Administrator, such dividends and other distributions will accrue and be paid if (and only if) the underlying Shares vest. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

8.8.Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.Restricted Stock Units.

9.1.Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

9.2.Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

9.3.Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4.Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

9.5.Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company.

10.Performance Awards.

10.1.Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured, and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

10.2.Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3.Earning Performance Awards. After an applicable performance period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the performance period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

10.4.Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

10.5.Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11.Grant of Stock or Other Stock-Based Awards. The Administrator is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Administrator to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries of the Company. The Administrator (in its discretion) shall determine the terms and conditions of such Awards.

12.Compliance With Section 409A. The Plan and any Awards are intended to be designed and operated in such a manner that is exempt from the application of, or complies with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Except as provided otherwise by the Administrator, each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the U.S. Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except to the extent the Administrator, in its sole discretion, expressly determines otherwise. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding the preceding, in no event will the Company or any of its Affiliates have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of or in connection with Section 409A.

13.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company and any of its Affiliates. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment with the Company or any Parent or Subsidiary of the Company upon expiration of such leave is guaranteed by statute or contract. If such reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarity, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6 of the Plan), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.Adjustments; Dissolution or Liquidation; Merger or Change in Control.

15.1.Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and numerical Share limits in Section 3 of the Plan. Notwithstanding the preceding, the Company will have no obligation to effect any adjustment in such manner that will or may require the issuance of fractional Shares, and any fractional Shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Administrator, in its sole discretion, subject to any Applicable Laws.

15.2.Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Unless provided otherwise by the Administrator, to the extent it has not been previously exercised (with respect to an Option or Stock Appreciation Right), vested (with respect to Restricted Stock) or settled (with respect to any other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

15.3.Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) Awards will be continued by the Company, subject to any adjustment pursuant to Section 15.1 of the Plan; (c) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (d) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (e) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for purposes of clarity, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (f) any combination of the foregoing. In taking any of the actions permitted under this Section 15.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

For the purposes of this Section 15.3 and Section 15.4 of the Plan, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Award, or Other Stock-Based Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided under an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise would be accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

15.4.Effect of a Change in Control. Unless and until otherwise determined by the Administrator for Awards granted after the date of such determination (pursuant to the Administrator’s authority under the Plan, including (but not limited to) Section 15.3 and Section 4.2), the provisions of this Section 15.4 shall apply in the case of a Change in Control, unless otherwise provided in the applicable Award Agreement or separate written authorized agreement with a Participant governing the specific Award.

15.4.1.Awards Assumed or Substituted. With respect to Awards assumed by the Surviving Corporation (or an affiliate thereof) or otherwise continued or substituted in connection with a Change in Control, as described in Section 15.3 of the Plan: if within one year after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then:

(a)each of that Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised that are subject to time-based vesting requirements shall become vested and fully exercisable as of the date of termination;

(b)each of that Participant’s outstanding Awards other than Options and SARs that are subject to time-based vesting restrictions shall become vested and such restrictions shall lapse as of the date of termination; and

(c)the payout level under each of that Participant’s outstanding Awards that are subject to performance-based vesting requirements shall be deemed to have been earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a pro rata payout to such Participant within thirty (30) days following the date of termination of employment (unless a later date is required by Section 12 of the Plan), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.

With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless the Award Agreement includes such provision. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

15.4.2.Awards Not Assumed or Substituted. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Corporation (or an affiliate thereof) or otherwise continued or substituted in connection with the Change in Control, as described in Section 15.3 of the Plan and in a manner approved by the Administrator or the Board:

(a)all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised that are subject to time-based vesting requirements shall become vested and fully exercisable as of the effective date of the Change in Control;

(b)all outstanding Awards other than Options and SARs that are subject to time-based vesting restrictions shall become vested and such restrictions shall lapse as of the effective date of the Change in Control, and

(c)the payout level under all outstanding Awards that are subject to performance-based vesting requirements shall be deemed to have been earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a pro rata payout to Participants within thirty (30) days following the Change in Control (unless a later date is required by Section 12 of the Plan), based upon the length of time within the performance period that has elapsed prior to the Change in Control.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

15.5.Outside Director Awards. With respect to Awards granted to an Outside Director while such individual was an Outside Director that are assumed, continued or substituted for, as described in Section 15.3 of the Plan, if on the date of or following such assumption, continuation or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.

16.Tax Withholding.

16.2.Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy the Tax-Related Items.

16.3.Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, check or other cash equivalents, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local or non-U.S. marginal income tax rates and rates applicable to other Tax-Related Items applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the Tax-Related Items are required to be withheld.

17.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s service relationship with the Company or any of its Affiliates, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Affiliates, as applicable, to terminate such relationship at any time with or without cause, free from any liability or claim under the Plan, to the extent permitted by Applicable Laws.

18.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon the later to occur of (a) its initial adoption by the Board, or (b) initial approval by the Company’s stockholders. The Plan will continue in effect until the ten (10) year anniversary of the Plan’s effective date, unless terminated earlier under Section 20 of the Plan. Notwithstanding the foregoing, no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after ten (10) years from the earlier of the Board or stockholder approval of the Plan (or if earlier, upon termination of the Plan pursuant to Section 20 of the Plan).

20.Amendment and Termination of the Plan.

20.1.Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.

20.2.Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

20.3.Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant under an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided that the conversion of the Participant’s Incentive Stock Options into Nonstatutory Stock Options as a result of any actions taken by the Administrator will neither constitute nor contribute toward constituting an impairment of the Participant’s rights under an outstanding Award for purposes of this Section 20.3. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.Conditions Upon Issuance of Shares.

21.1.Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and unless the exercise or vesting of the Award, if and as applicable, and the issuance and delivery of such Shares will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance.

21.2.Investment Representations. As a condition to the exercise of an Option or SAR, issuance of Restricted Stock, or vesting or settlement of any other Award, the Company may require the person exercising or receiving such issuance, vesting or settlement to represent and warrant at the time of any such exercise, issuance, vesting or settlement that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22.Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non‑U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24.Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee and/or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment and/or other service, that would constitute cause for termination of such Participant’s status as an employee and/or other service provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that may be in effect at grant or any other clawback policy that the Company is required to adopt to comply with Applicable Laws, including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (collectively, the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company for all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Affiliate.

25.Dividend Equivalents. The Administrator is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder to Participants subject to such terms and conditions as may be selected by the Administrator. No Option or Stock Appreciation Right shall provide for Dividend Equivalents. Dividend Equivalents, if any, will be credited to an Award in such form and manner as determined by the Administrator in its sole discretion, subject to the following. Dividend Equivalents will be subject to the same vesting provisions as the Awards to which they relate and while amounts may accrue while the Dividend Equivalent is unvested, the amounts payable with respect to Dividend Equivalents will not be paid before the Dividend Equivalent or the Award to which it relates vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 15 (excluding ordinary dividends or other ordinary distributions), appropriate adjustments will be made to the Participant’s Award and the associated Dividend Equivalent as provided in Section 15 (which Section 15 will control over this Section 25).

26.No Rights to Awards. No Service Provider shall have any claim to be granted any Award pursuant to the Plan, and the Administrator is not obligated to treat Service Providers, Participants or any other persons uniformly.

27.Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the U.S. State of Delaware without giving effect to the conflict of laws principles thereof.

28.Severability. If any provision of the Plan or the application of any provision hereof to any person or circumstance is held to be invalid or unenforceable, the remainder of the Plan and the application of such provision to any other person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

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